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                                                                  EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (No. 333-51316 and 333-64076) and on Form S-3 (No. 333-88542) of our report dated February 5, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets in 2002 and Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements in 2000), incorporated by reference in this annual report on Form 10-K of Monsanto Company for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
March 13, 2003